Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55553 of Fifth Third Bancorp on Form S-8 of our report dated June 23, 2003, appearing in this Annual Report on Form 11-K of The Fifth Third Bancorp Master Profit Sharing Plan for the year ended December 30, 2002.

/S/    DELOITTE & TOUCHE LLP

Cincinnati, OH

June 26, 2003